Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS SECOND QUARTER FISCAL 2011 RESULTS

•	Revenue decreased 2 percent to $1 billion, or 1 percent on a constant currency basis

•	GAAP diluted earnings per share (EPS) of $0.34, or $0.44 on an adjusted basis

•	Company updates full year revenue and adjusted EPS outlook

SAN DIEGO, Feb. 3, 2011 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported results for the three and six months ended Dec. 31, 2010.

“Our strong second quarter results were driven by increased sales in our Infusion, Dispensing and Infection Prevention businesses, and a benefit from a lower tax rate,” said David Schlotterbeck, CareFusion’s outgoing chairman and CEO, who had announced in November 2010 his plans to retire. On Feb. 1, the company announced Kieran T. Gallahue as Schlotterbeck’s successor. “We exceeded our internal earnings expectations for the first half of fiscal 2011, and overcame prior year period benefits from sales related to H1N1 and our Alaris® System ship hold release. Committed contracts booked during the quarter were at or near record levels in the Infusion and Dispensing businesses, giving us positive momentum into the second half of fiscal 2011 and even into fiscal 2012.

“We are updating our fiscal 2011 financial outlook to reflect the revenue and EPS impact of the divesture of our International Surgical Products (ISP) and OnSite Services businesses, as well as a reduction in our Infusion revenue estimates as the expected timing of pump conversions shifts sales from fiscal 2011 to fiscal 2012.

“For fiscal 2011, we are now expecting adjusted diluted EPS in the range of $1.58 to $1.65, which includes absorbing approximately $0.07 dilution from the divestitures of ISP and OnSite, and lowering our revenue growth guidance from mid single digits to low single digits growth.”

Agreement to Divest of International Surgical Products Business

CareFusion announced today that it has signed an agreement to sell its ISP business to Medline Industries, Inc. For the full fiscal year 2011, revenues and earnings per share associated with the ISP business are estimated to be $440 million and $0.06, respectively. The results of the ISP operations have not been classified as discontinued operations in the accompanying financial tables as the criteria for this classification was not met in the second quarter of fiscal 2011. The divestiture is

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expected to close in April 2011, subject to customary closing conditions. The company will include the ISP results in discontinued operations beginning in the third quarter of fiscal 2011.

Second Quarter Results

CareFusion’s reported results compare to the three and six month periods ended Dec. 31, 2009.

The company reported revenue for the second quarter of fiscal 2011 of $1,002 million, compared to $1,019 million in the second quarter of fiscal 2010, a decrease of 2 percent on a reported basis or 1 percent on a constant currency basis after adjusting for an $8 million unfavorable foreign currency impact. The year-over-year decline was driven primarily by lower sales in the company’s Respiratory business.

Operating income was $126 million, down 1 percent compared to $127 million in the prior year period. Excluding nonrecurring items, adjusted operating income for the second quarter increased to $155 million from $149 million.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D) and restructuring and acquisition integration charges in the second quarter totaled $349 million, or 35 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses in the second quarter totaled $320 million, or 32 percent of total revenue. Adjusted SG&A expenses were $284 million and R&D investments totaled $36 million.

The company reported income from continuing operations in the second quarter of $76 million, or $0.34 per diluted share. Adjusted income from continuing operations was $98 million, or $0.44 per diluted share, and the adjusted tax rate was 26.8 percent for the second quarter.

Critical Care Technologies

Second quarter revenue for the Critical Care Technologies segment totaled $684 million, and was flat on a reported basis and increased 1 percent on a constant currency basis compared to the prior year period. Segment revenues in the quarter were driven by an increase in the company’s Infusion product sales, which included core Infusion growth and a contribution from the company’s May 2010 acquisition of Medegen, and an increase in the company’s Dispensing business, which benefited from competitive displacements. The increase in Infusion and Dispensing sales was offset by an expected decrease in the company’s Respiratory product line revenues. Respiratory sales continued to be negatively impacted by a weak post H1N1 environment, declines in hospital admissions and a lighter flu season than in the prior year period.

Segment profit decreased 1 percent to $110 million. Adjusted segment profit increased 2 percent to $128 million, primarily due to strong Infusion and Dispensing results.

Medical Technologies and Services

Second quarter revenue for the Medical Technologies and Services segment decreased 6 percent to $318 million, or 4 percent on a constant currency basis, compared to the prior year period. Segment revenues in the quarter were driven by decreased sales in the company’s ISP business, the loss of revenue from the company’s Research Services business that was divested in May 2010 and by foreign currency rates during the current year quarter. Partially offsetting this decline was increased sales from the company’s Infection Prevention business.

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Excluding the revenues associated with the company’s ISP, OnSite Services and Research Services businesses, all of which are included in the Medical Technologies and Services segment, segment revenues grew 5 percent in the second quarter compared to the prior year period.

Segment profit was unchanged at $16 million. Adjusted segment profit increased 17 percent to $27 million, based on growth in the company’s Infection Prevention business, which offset the year-over-year decline in currency and the loss of income from the Research Services divestiture.

Six-Month Results

For the first six months of fiscal 2011, revenue decreased 2 percent to $1,910 million. Operating income declined to $208 million from $244 million. Income from continuing operations was $114 million, or $0.51 per diluted share.

Excluding nonrecurring items, adjusted operating income for the first six months of fiscal 2011 decreased to $277 million from $283 million and adjusted income from continuing operations decreased $9 million to $165 million, or $0.73 on an adjusted basis per diluted share.

Operating expenses, including SG&A, R&D, and restructuring and acquisition integration charges in the first six months of fiscal 2011 totaled $707 million or 37 percent of total revenue. Excluding $69 million of nonrecurring items, adjusted operating expenses in the first six months of fiscal 2011 totaled $638 million, or 33 percent of total revenue. Adjusted SG&A expenses were $562 million, and R&D investments totaled $76 million.

Segment results for the six months ended Dec. 31, 2010 and 2009 are as follows:

Critical Care Technologies	1H FY11	1H FY10	Y/Y
Revenue	$1,301 million	$1,299 million	0%
Segment Profit	$181 million	$212 million	(15)%
Adjusted Segment Profit	$228 million	$238 million	(4)%

Medical Technologies & Services	1H FY11	1H FY10	Y/Y
Revenue	$ 609 million	$ 643 million	(5)%
Segment Profit	$27 million	$32 million	(16)%
Adjusted Segment Profit	$49 million	$45 million	9%

Adjusted operating expenses, adjusted SG&A expenses, adjusted operating income, adjusted income from continuing operations, adjusted diluted earnings per share and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, nonrecurring related costs, nonrecurring tax items and discontinued operations. Adjusted income from continuing operations also excludes nonrecurring costs related to the bridge loan entered into in connection with the spinoff. A reconciliation of GAAP to non-GAAP financial measures is included later in this news release.

Fiscal 2011 Outlook

CareFusion’s updated financial outlook for full-year fiscal 2011 reflects the anticipated impact of the divesture of the ISP business announced today and the previously announced divestiture of our OnSite Services business, both of which are expected to close in the fourth quarter of fiscal 2011. Our outlook also reflects revised expectations regarding the timing of Infusion revenues and our tax rate, as discussed below. Taking into account these factors, the company now expects adjusted diluted earnings per share for fiscal 2011 to be in the range of $1.58 to $1.65, instead of the previously

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provided range of $1.58 to $1.68. If the divestitures of ISP and OnSite had occurred in fiscal 2010, our fiscal 2010 adjusted diluted earnings per share would have been approximately $1.33 and revenues would have been $3.5 billion. The company is also lowering its revenue guidance growth targets. The company’s previously issued guidance anticipated mid single digit growth over fiscal 2010 reported revenues of $3.9 billion. The company’s updated guidance anticipates low single digit growth over $3.5 billion.

The company anticipates the impact of the ISP and OnSite divestitures will reduce fiscal 2011 revenues and adjusted diluted earnings per share by approximately $450 million and $0.07, respectively. The updated financial outlook for full-year fiscal 2011 also reflects a reduction in the company’s Infusion revenue estimates due to a shift in sales from fiscal 2011 to fiscal 2012 to account for an extended time period for pump conversions. In addition, the company is lowering its adjusted tax rate guidance to a range of 28 to 30 percent, down from 30 to 32 percent previously provided.

The guidance is based on an assumed diluted weighted average outstanding share count of approximately 225 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PST (5 p.m. EST) to discuss earnings results for the second quarter fiscal 2011.

To access the call and corresponding slide presentation, visit the Investor Relations page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 295-4740 within the U.S. or (617) 614-3925 from outside the U.S., and use the access code 36174850. A replay of the conference call will be available from 5 p.m. PST (8 p.m. EST) on Feb. 3 through 8:59 p.m. PST (11:59 p.m. EST) on Feb. 10 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 71934199.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for infection surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted income from continuing operations”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, income from continuing operations, diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the

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quarter and six month periods ended Dec. 31, 2010 and 2009, which present the company’s results of operations after excluding restructuring and acquisition integration charges, nonrecurring related costs, nonrecurring tax items and discontinued operations.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Feb. 3, 2011.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward-looking statements include, but are not limited to, statements about the timing of the anticipated sale, and post sale plans and intentions, related to the company’s ISP and OnSite Services businesses, as well as statements regarding the company’s business and financial outlook. The forward-looking statements contained herein are based on current expectations and assumptions and not on historical facts. There are important factors that could cause actual results to differ materially from those set forth in the forward-looking statements including the satisfaction of conditions to closing the sale of the ISP and OnSite Services businesses and the effect these sales have on the company’s business and financial results. Additional factors that may affect future results are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our Chief Executive Officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Feb. 3, 2011. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Revenue	$1,002	$1,019	$1,910	$1,942
Cost of Products Sold	527	541	995	1,013

Gross Margin	475	478	915	929

Selling, General and Administrative Expenses	295	305	590	602
Research and Development Expenses	36	37	76	73
Restructuring and Acquisition Integration Charges	18	9	41	10

Operating Income	126	127	208	244

Interest Expense and Other, Net	21	24	45	66

Income Before Income Tax	105	103	163	178
Provision for Income Tax	29	30	49	50

Income from Continuing Operations	76	73	114	128
Income (Loss) from Discontinued Operations, Net of Tax	—	(3)	—	23

Net Income	$76	$70	$114	$151

Per Share Amounts: [1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.34	$0.33	$0.51	$0.58
Discontinued Operations	$—	$(0.01)	$—	$0.11
Basic Earnings per Common Share	$0.34	$0.32	$0.51	$0.69

Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.34	$0.33	$0.51	$0.58
Discontinued Operations	$—	$(0.01)	$—	$0.11
Diluted Earnings per Common Share	$0.34	$0.32	$0.51	$0.68

Weighted-Average Number of Common Shares Outstanding:
Basic	222.8	220.8	222.4	220.7
Diluted	224.5	222.2	224.2	221.7

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2010
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$1,002	$—	$1,002
Cost of Products Sold	527	—	527

Gross Margin	475	—	475

Selling, General and Administrative Expenses	295	(11)	284
Research and Development Expenses	36	—	36
Restructuring and Acquisition Integration Charges	18	(18)	—

Operating Income	126	29	155

Interest Expense and Other, Net	21	—	21

Income Before Income Tax	105	29	134
Provision for Income Tax	29	7	36

Net Income	$76	$22	$98

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.34	$0.10	$0.44
Diluted Earnings per Common Share	$0.34	$0.10	$0.44

Weighted-Average Number of Common Shares Outstanding:
Basic	222.8	222.8	222.8
Diluted	224.5	224.5	224.5

Effective Tax Rate	27.9%	23.0%	26.8%

[1]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.

[3]	Revenues decreased $17 million for the quarter ended December 31, 2010 compared to 2009, or a $9 million decrease on a constant currency basis.

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2010
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$1,910	$—	$1,910
Cost of Products Sold	995	—	995

Gross Margin	915	—	915

Selling, General and Administrative Expenses	590	(28)	562
Research and Development Expenses	76	—	76
Restructuring and Acquisition Integration Charges	41	(41)	—

Operating Income	208	69	277

Interest Expense and Other, Net	45	—	45

Income Before Income Tax	163	69	232
Provision for Income Tax	49	18	67

Net Income	$114	$51	$165

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.51	$0.23	$0.74
Diluted Earnings per Common Share	$0.51	$0.23	$0.73

Weighted-Average Number of Common Shares Outstanding:
Basic	222.4	222.4	222.4
Diluted	224.2	224.2	224.2

Effective Tax Rate	30.0%	26.2%	28.9%

[1]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.

[3]	Revenues decreased $32 million for the six months ended December 31, 2010 compared to 2009, or a $17 million decrease on a constant currency basis.

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2009
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$1,019	$—	$—	$1,019
Cost of Products Sold	541	—	—	541

Gross Margin	478	—	—	478

Selling, General and Administrative Expenses	305	—	(13)	292
Research and Development Expenses	37	—	—	37
Restructuring and Acquisition Integration Charges	9	—	(9)	—

Operating Income	127	—	22	149

Interest Expense and Other, Net	24	—	—	24

Income Before Income Tax	103	—	22	125
Provision for Income Tax	30	—	7	37

Income from Continuing Operations	73	—	15	88
Loss from Discontinued Operations, Net of Tax	(3)	3	—	—

Net Income	$70	$3	$15	$88

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.32	$0.01	$0.07	$0.40
Diluted Earnings per Common Share	$0.32	$0.01	$0.07	$0.39

Weighted-Average Number of Common Shares Outstanding:
Basic	220.8	220.8	220.8	220.8
Diluted	222.2	222.2	222.2	222.2

Effective Tax Rate	29.4%	n/a	31.8%	30.2%

[1]	Reflects impact of the divestiture of the Company's audiology business.

[2]	Reflects nonrecurring charges related to the spinoff, nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2009
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$1,942	$—	$—	$1,942
Cost of Products Sold	1,013	—	—	1,013

Gross Margin	929	—	—	929

Selling, General and Administrative Expenses	602	—	(29)	573
Research and Development Expenses	73	—	—	73
Restructuring and Acquisition Integration Charges	10	—	(10)	—

Operating Income	244	—	39	283

Interest Expense and Other, Net	66	—	(22)	44

Income Before Income Tax	178	—	61	239
Provision for Income Tax	50	—	15	65

Income from Continuing Operations	128	—	46	174
Income from Discontinued Operations, Net of Tax	23	(23)	—	—

Net Income	$151	$(23)	$46	$174

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.69	$(0.11)	$0.21	$0.79
Diluted Earnings per Common Share	$0.68	$(0.11)	$0.21	$0.79

Weighted-Average Number of Common Shares Outstanding:
Basic	220.7	220.7	220.7	220.7
Diluted	221.7	221.7	221.7	221.7

Effective Tax Rate	28.3%	n/a	24.6%	27.2%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company's audiology business.

[2]

Reflects nonrecurring charges related to the spinoff, nonrecurring charges related to the bridge loan entered into in connection with the spinoff, nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2010
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$684	$—	$684
Operating Income	110	18	128

Medical Technologies and Services
Revenue	$318	$—	$318
Operating Income	16	11	27

	Six Months Ended December 31, 2010
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$1,301	$—	$1,301
Operating Income	181	47	228

Medical Technologies and Services
Revenue	$609	$—	$609
Operating Income	27	22	49

	Quarter Ended December 31, 2009
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$682	$—	$682
Operating Income	111	15	126

Medical Technologies and Services
Revenue	$337	$—	$337
Operating Income	16	7	23

	Six Months Ended December 31, 2009
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$1,299	$—	$1,299
Operating Income	212	26	238

Medical Technologies and Services
Revenue	$643	$—	$643
Operating Income	32	13	45

[1]	Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.